INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. ANNOUNCES THE APPOINTMENT OF THEODORE H. BUNTING TO BOARD OF DIRECTORS

Indianapolis, IN – May 10, 2021 – Infrastructure and Energy Alternatives, Inc. (NASDAQ: IEA) (“IEA” or the “Company”), a leading infrastructure construction company with renewable energy and specialty civil expertise, today announced the appointment of Theodore H. Bunting to the Company’s Board of Directors, effective immediately after the Company’s annual meeting of shareholders on May 13, 2021. Mr. Bunting will be designated a Class I director and meets the Nasdaq independence standards. With Mr. Bunting’s appointment, IEA’s Board of Directors will be at nine members.

Theodore Bunting is a seasoned power industry executive who brings strong utility operations experience to IEA. Prior to his retirement in 2017, he served for five years as the Group President, Utility Operations, at Entergy Corporation, a Fortune 500 power company which delivers electricity to three million customers across the Southern United States. In total, Mr. Bunting spent 34 years at Entergy with leadership roles including, but not limited to, Controller, Utility Operations, Chief Financial Officer for Entergy Arkansas, Mississippi, and New Orleans as well as System Energy Resources and Chief Accounting Officer for Entergy Corporation. As Group President, Utility Operations, Mr. Bunting was responsible for Entergy’s five regulated utilities and reported to the company’s Chairman and CEO.

In addition to IEA, Mr. Bunting serves on the board of directors of Unum Group, a leading provider of disability income protection worldwide, The Hanover Insurance Group, a holding company for several property and casualty insurance companies that together constitute one of the largest insurance businesses in the US, and is the Chair of the Audit Committee for NiSource, Inc., a public utility company with $4.7 billion in revenue for full year 2020. Mr. Bunting holds a BA in Economics and Business from Hendrix College in Arkansas and attended the US Naval Academy from 1977 to 1979. He is a Certified Public Accountant.

“We are very pleased to welcome Theo to our Board of Directors,” said Derek Glanvill, IEA’s Chairman of the Board. “He is a qualified financial expert with deep utility industry expertise. A seasoned public company director, Theo will bring exceptional industry, client and operational wisdom to IEA. We look forward to working together.”

“I am honored to join IEA’s Board of Directors,” commented Bunting. “IEA has established itself as a leader in the renewable and specialty civil end markets, and I look forward to sharing my expertise with the board and management team to support the company’s continued growth and progress.”

About IEA

Infrastructure and Energy Alternatives, Inc. is a leading infrastructure construction company with renewable energy and specialty civil expertise. Headquartered in Indianapolis, Indiana, with operations throughout the country, IEA’s service offering spans the entire construction process. The Company offers a full spectrum of delivery models including full engineering, procurement, and construction, turnkey, design-build, balance of plant, and subcontracting services. IEA is one of the larger providers in the renewable energy industry and has completed more than 240 utility scale wind and solar projects across North America. In the heavy civil space, IEA offers a number of specialty services including environmental remediation, industrial maintenance, specialty transportation infrastructure and other site development for public and private projects. For more information, please visit IEA’s website at www.iea.net or follow IEA on Facebook, LinkedIn and Twitter for the latest company news and events.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to IEA’s periodic filings with the Securities & Exchange Commission including those described as “Risk Factors” in IEA’s annual report on Form 10-K filed on March 8, 2021 and any quarterly reports on Form 10-Q filed thereafter. IEA does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Kimberly Esterkin
ADDO Investor Relations
iea@addo.com
310-829-5400